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                                 EXHIBIT 4(a)
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                            LIFE TECHNOLOGIES, INC.
                         1997 LONG-TERM INCENTIVE PLAN




I.      PURPOSE

The purpose of the Life Technologies, Inc. 1997 Long-Term Incentive Plan
(the "Plan") is to help maintain and develop strong management through ownership of shares of Life Technologies, Inc. (the "Company") by key employees of the Company and its affiliates and through incentive awards for recognition of efforts and accomplishments which contribute materially to the success of the Company's business interests.

II.     DEFINITIONS

As used in this Plan, except where the context otherwise indicates, the following definitions apply:

     1. "affiliate" means any corporation, partnership, or entity in which the Company, directly or indirectly, owns a 50 percent or greater equity interest.

     2. "award" means a stock option, stock appreciation right ("SAR"), restricted stock, performance award, incentive share, dividend equivalent right ("DER"), or other award under the Plan.

     3.   "Board" means the Board of Directors of the Company.

     4. "Code" means the Internal Revenue Code, as in effect from time to time.

     5. "Committee" means a committee consisting of, at the option of the Board, (i) at least two directors appointed by and serving at the pleasure of the Board or (ii) the Board. If the Board does not act as the Committee, the members of the Committee shall be "non-employee directors" within the meaning and for the purposes of Rule 16b-3 .

     6. "designated beneficiary" means the person designated by the grantee of an award hereunder to be entitled, on the death of the grantee, to any remaining rights arising out of such award. Such designation must be made in writing and in accordance with such regulations as the Committee may establish.

     7. "detrimental activity" means activity that is determined in individual cases, by the Committee, to be detrimental to the interests of the Company or any affiliate.

     8. "dividend equivalent right," herein sometimes called a "DER," means the right of the holder thereof to receive, pursuant to the terms of the DER, credits based
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on the cash dividends that would be paid on the shares specified in the DER if such shares were held by the grantee, as more particularly set forth in Section XII(1).

     9. "effectively granted" means, for purposes of determining the number of shares subject to an outstanding award under the Plan, the number of shares subject to such award or the number of shares with respect to which the value of such award is measured, as applicable, determined in each case according to the standards of Rule 16b-3. An option that includes an SAR shall be considered a single award for this purpose.

     10. "effectively issued" means the gross number of shares purchased, issued, delivered or paid free of restrictions upon the exercise, settlement, or payment of an award, or lapse of restrictions thereon, as the case may be, determined in each case according to the standards of Rule 16b-3.

     11. "eligible employee" means an employee who is a director or officer, or in a managerial, professional, or other key position as determined by the Committee.

     12. "employee" means a regular employee of the Company or one of its affiliates.

     13. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     14. "fair market value" shall mean, for each grant date, the average of the high and low sales prices of the Common Stock on such date on the Nasdaq National Market System or, if no shares of Common Stock are then quoted on the Nasdaq National Market System, the average of the closing bid and the highest asked prices of the Common Stock on such date on Nasdaq or, if no shares of Common Stock are then quoted on Nasdaq, the average of the highest bid and lowest asked prices of the Common Stock on such date as reported in the over-the-counter system. If no closing bid and highest asked prices thereof are then so quoted or published in the over-the-counter market, "fair market value" shall mean the fair value per share of the Common Stock on such date as determined in good faith by the Board.

     15.  "grantee" means a recipient of an award under the Plan.

     16.  "incentive shares" means an award of shares granted pursuant to
Section XI.

     17. "incentive stock option," herein sometimes called an "ISO," means a stock option meeting the requirements of Section 422 of the Code or any successor provision.

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     18.  "performance award" means an award of shares, or of units or rights based on, payable in, or otherwise related to shares, granted pursuant to
Section X.

     19. "performance period" means any period specified by the grant of a performance award during which specified performance criteria are to be measured.

     20. "reporting person" means a person subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to equity securities of the Company.

     21. "restricted stock" means any share issued with the restriction that the holder may not sell, transfer, pledge, or assign such share and such other restrictions (which may include, but are not limited to, restrictions on the right to vote or receive dividends) which may expire separately or in combination, at one time or in installments, all as specified by the grant.

     22. "Rule 16b-3" means Rule 16b-3 (or any successor thereto) under the Exchange Act that exempts transactions under employee benefit plans, as in effect from time to time.

     23. "share" means a share of Common Stock of the Company issued and reacquired by the Company or previously authorized but unissued.

     24. "stock appreciation right," herein sometimes called an "SAR," means the right of the holder thereon to receive, pursuant to the terms of the SAR, a number of shares or cash or a combination of shares and cash, based on the increase in the value of the number of shares specified in the SAR, as more particularly set forth in Section VIII.

     25. "terminate" means cease to be an employee, except by death, but a change of employment from the Company or one affiliate to another affiliate or to the Company shall not be considered a termination.

     26. "terminate normally" for an employee participating in the Plan means terminate


         a. at or after normal retirement time for that employee,

         b. as a result of that employee's becoming incapacitated, or

         c. with written approval of the Committee given in the context of recognition that all or a specified portion of the outstanding awards to that employee will not expire or be forfeited or annulled because of such termination and, in each such case, without being terminated for detrimental activity or for cause.

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27.    "year" means calendar year.

III.   ADMINISTRATION

       1. The Plan shall be administered by the Committee, which shall have authority:

           a. to determine the employees of the Company to whom, and the times at which, awards shall be granted, and the number of shares to be subject to each such award, taking into account the nature of services rendered by the particular employee, the employee's potential contribution to the long-term success of the Company and such other factors as the Committee in its discretion shall deem relevant;

           b. to interpret the Plan and to establish rules and regulations relating to it;

           c. to prescribe the terms and provisions of the awards; and

           d. to make all other determinations necessary or advisable in order to administer the Plan.

       2. The Committee may delegate to the Chief Executive Officer and/or to other senior officers of the Company its duties under the Plan pursuant to such conditions and limitations as the Committee may establish, except that only the Committee may make any awards or determinations regarding grants to reporting persons.

      3. All decisions of the Committee upon questions concerning the Plan, or any award, shall be binding and conclusive upon the individual employees involved and all persons claiming under them.

      4. With respect to reporting persons, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by an authority under the Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3, provided that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the appropriate authority. Each award to a reporting person under the Plan shall be deemed issued subject to the foregoing qualification.

      5. An award under the Plan is not transferable except, as provided in the award, by will or the laws of descent and distribution, and is not subject, in whole or in

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part, to attachment, execution, or levy of any kind. The designation by a grantee of a designated beneficiary shall not constitute a transfer. Notwithstanding the foregoing, except as to ISO's, the terms of an award hereunder may permit the grantee to make an inter vivos gift of the option or other right covered by the award to members of the grantee's immediate family or to a trust or trusts created for the benefit of such persons.

      6. Any rights with respect to an award granted under the Plan existing after the grantee dies are exercisable by the grantee's designated beneficiary or, if there is no designated beneficiary, by the grantee's personal representative.

      7. Except as otherwise provided herein, a particular form of award may be granted to an eligible employee either alone or in addition to other awards hereunder. The provisions of particular forms of award need not be the same with respect to each recipient.

      8. The Plan and all action taken under it shall be governed by the laws of the State of Delaware.

IV.   TERM

      The term of the Plan begins on the date stockholder approval of the Plan is obtained and ends on the tenth anniversary of that date.

V.    SHARES SUBJECT TO THE PLAN

      Subject to the provisions of Section VI, the aggregate number of shares of the Common Stock of the Company which may be effectively issued under the Plan shall not exceed 1,000,000 shares. The maximum number of shares covered by an award to any grantee in any year may not exceed 100,000. Any shares of Common Stock to be delivered by the Company under the Plan shall be issued from authorized but unissued shares of Common Stock or from treasury stock acquired by the Company at the discretion of the Committee. In the event that any award expires, lapses or terminates without issuance of shares or other consideration, the shares of Common Stock allocable to such award shall again be available for issuance under the Plan.

VI.   ADJUSTMENTS

      Whenever a stock split, stock dividend, or other relevant change in capitalization which the Committee determines to be dilutive to outstanding awards occurs:

      1. the number of shares that can thereafter be effectively issued under outstanding awards and the purchase price per share, if any, under such awards, and

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      2.   the aggregate number of shares which may be issued under the Plan and the number of shares which may be issued to any individual in any year shall be adjusted as the Committee determines is appropriate.

VII.  STOCK OPTIONS

      One or more stock options may be granted to any eligible employee. Each stock option so granted shall be subject to such terms and conditions as the Committee shall impose, which shall include the following:

      1. The exercise price per share shall be specified by the grant, but shall in no instance be less than 100 percent of fair market value at the time of grant. Payment of the exercise price shall be made in cash, shares, or other consideration in accordance with the terms of the Plan, the option agreement and any applicable regulations of the Committee in effect at the time and valued at fair market value on the date of exercise of the stock option.

      2. If the grantee has not terminated, the stock option shall become exercisable at the time or times specified by the grant. If the grantee has terminated before a stock option or portion thereof becomes exercisable, that stock option or portion thereof shall be forfeited and shall never become exercisable. Except as otherwise specified by the grant, a stock option shall become immediately exercisable in full upon the death of the grantee prior to termination.

      3. Any stock option or portion thereof that is exercisable is exercisable for the full amount or for any part thereof, except as otherwise provided by the grant.

      4. Each stock option ceases to be exercisable, as to any share, when the stock option is exercised to purchase that share, or when a related SAR is exercised either by the holder or automatically in accordance with its terms, or when the stock option expires. To the extent an SAR included in a stock option is exercised, such stock option shall be deemed to have been exercised and shall not be deemed to have expired.

      5. A stock option or portion thereof that is exercisable shall expire in the following situations:

           a. if the grantee is then living, it shall expire at the earliest of:

                (i)   ten years after it is granted,

                (ii)  five years after the grantee terminates normally, or

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                (iii) any earlier time specified by the grant;

           b. if the grantee terminates, but does not terminate normally, it shall expire at the time of termination;

           c. if the grantee is determined to have engaged in detrimental activity, it shall expire as of the date of such determination;

           d. if the grantee dies prior to termination, it shall expire at the earlier of three years after the grantee's death or any earlier time specified by the grant; or

           e. if the grantee dies after termination (other than as described in subparagraph 5.b. or 5.c. above) it shall expire at the later of three years after the grantee's death or, if applicable, the end of the period described in subparagraph 5.a. above; but, in any case, no later than ten years after it is granted.

      6. Except to the extent otherwise specified in this Section VII(6), stock options granted hereunder may be designated as ISOs. To the extent that the aggregate fair market value of shares with respect to which stock options designated as ISOs are exercisable for the first time by any grantee during any year (under all plans of the Company and any affiliate thereof) exceeds $100,000, such stock options shall be treated as not being ISOs. The foregoing shall be applied by taking stock options into account in the order in which they were granted. For the purposes of the foregoing, the fair market value of any share shall be determined as of the time the stock option with respect to such share is granted. In the event the foregoing results in a portion of a stock option designated as an ISO exceeding the above $100,000 limitation, only such excess shall be treated as not being an ISO.

VIII. STOCK APPRECIATION RIGHTS

      1. An SAR may be granted to an eligible employee as a separate award or as a component of another award. Any such SAR shall be subject to such terms and conditions as the Committee shall impose, which shall include provisions that (a) such SAR shall entitle the holder thereof, upon exercise thereof in accordance with such SAR and the regulations of the Committee, to receive from the Company that number of shares having an aggregate value equal to the excess of the fair market value, at the time of exercise of such SAR, of one share over the exercise price per share specified by the grant of such SAR (which shall in no instance be less than 100 percent of the fair market value at the time of grant) times the number of shares specified in such SAR, or portion thereof, which is so exercised; and (b) such SAR shall be exercisable,

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or be forfeited or expire, upon the same conditions set forth for freestanding options in Section VII, paragraphs2,3,4 and 5.


      2. Any stock option granted under the Plan may include an SAR, either at the time of grant or by amendment. An SAR included in a stock option shall be subject to such terms and conditions as the Committee shall impose, which shall include provisions that (a) such SAR shall be exercisable to the extent, and only to the extent, the stock option is exercisable; and (b) the optionee will surrender to the Company unexercised the stock option or portion thereof in respect of which the SAR is exercised, and will receive from the Company in exchange therefor that number of shares having an aggregate value equal to the excess of the fair market value, at the time of exercise of such SAR, of one share over the exercise price specified in such stock option times the number of shares specified in such stock option, or portion thereof, which is so surrendered.

      3. In lieu of the right to receive all or any specified portion of such shares, at the discretion of the eligible employee an SAR may entitle the holder thereof to receive the cash equivalent thereof as specified by the grant.

      4. An SAR may provide that such SAR shall be deemed to have been exercised at the close of business on the business day preceding the expiration of such SAR or the related stock option, if any, if at such time such SAR has positive value and would have expired in accordance with the conditions set forth in Section VII 5.a.

IX.   RESTRICTED STOCK

      1. An award of restricted stock may be granted hereunder to an eligible employee, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of restricted stock shall be specified by the grant.

      2. Any restricted stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of restricted stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such award.

      3. Except as otherwise specified by the grant, if a holder of record of restricted stock terminates, but does not terminate normally, all shares of restricted stock (whether or not stock certificates have been issued) then held by such holder and then subject to restriction shall be forfeited by such holder and reacquired by the Company at cost. Except as otherwise specified by the grant, if a holder of record of restricted stock terminates normally or dies, any and all remaining restrictions with respect to such restricted stock shall expire. Notwithstanding the foregoing, if a holder of record of

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restricted stock is determined to have engaged in detrimental activity, all shares of restricted stock (whether or not stock certificates have been issued) then held by such holder and then subject to restriction shall be forfeited by such holder as of the date of such determination and shall be reacquired by the Company at cost.

X.    PERFORMANCE AWARDS

      1. Performance awards may be granted hereunder to an eligible employee, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of performance awards, which may include provisions establishing performance periods, performance criteria to be achieved during a performance period, and maximum or minimum settlement values, shall be specified by the grant.

      2. Performance awards may be valued by reference to the value of Common Stock of the Company or according to any other formula or method. Performance awards may be paid in cash, shares, or other consideration, or any combination thereof. The extent to which any applicable performance criteria have been achieved shall be conclusively determined by the Committee. Performance awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining performance criteria.

      3. Except as otherwise specified by the grant, if the grantee terminates, but does not terminate normally, any performance award or installment thereof not payable prior to the grantee's termination shall be annulled as of the date of termination. If the grantee is determined to have engaged in detrimental activity, any performance award or installment thereof not payable prior to the date of such determination shall be annulled as of such date. Except as otherwise provided in the award, if the grantee terminates normally or dies, the grantee shall be paid a pro rata portion of the performance award the grantee would have received, if any, had the grantee continued to be employed through the end of the performance period.

XI.   INCENTIVE SHARES

      1. An incentive award may be granted hereunder in the form of shares. Incentive shares may be granted to an eligible employee, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of incentive shares shall be specified by the grant.

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      2.   Incentive shares may be paid to the grantee in a single installment or in installments and may be paid at the time of the grant or deferred to a later date or dates. Each grant shall specify the time and method of payment as determined by the Committee, provided that no such determination shall authorize delivery of shares to be made later than the tenth anniversary of the grantee's date of termination. The Committee, by amendment of the grant prior to delivery of incentive shares, can modify the method of payment for any incentive shares, provided that the delivery of any incentive shares shall be completed not later than the tenth anniversary of the grantee's date of termination.

      3. If any incentive shares are payable after the grantee dies, such shares shall be payable (a) to the grantee's designated beneficiary or, if there is no designated beneficiary, to the grantee's personal representative, and (b) either in the form specified by the grant or otherwise, as may be determined in the individual case by the Committee under the Plan.

      4. Any grant of incentive shares is provisional, as to any share, until delivery of the certificate representing such share. If, while the grant is provisional the grantee terminates for any reason other than death the grant shall be annulled as of the date of termination except as otherwise provided in the incentive share award with respect to the award for a grantee who terminates normally.

XII.  DIVIDEND EQUIVALENT RIGHTS; INTEREST EQUIVALENTS

      1. A DER may be granted hereunder to an eligible employee, as a component of another award or as a separate award. The terms and conditions of DERs shall be specified by the grant. Dividend equivalents credited to the holder of a DER may be paid currently or may be deemed to be reinvested in additional shares (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at fair market value at the time thereof. DERs may be settled in cash or shares or a combination thereof, in a single installment or installments. A DER granted as a component of another award may provide that such DER shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such DER shall expire or be forfeited or annulled under the same conditions as such other award. A DER granted as a component of another award may also contain terms and conditions different from such other award.

      2. Any award under the Plan that is settled in whole or in part in cash on a deferred basis may provide by the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

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XIII.   OTHER AWARDS

        Other forms of award based on, payable in, or otherwise related in whole or in part to shares may be granted to an eligible employee under the Plan if the Committee determines that such awards are consistent with the purposes and restrictions of the Plan. The terms and conditions of such awards shall be specified by the grant. Such awards shall be granted for such minimum consideration as may be required by applicable law or for such other consideration as may be specified by the grant.

XIV.    AMENDMENTS TO THE PLAN

        The Board can from time to time amend or terminate the Plan, or any provision thereof, except that approval of the stockholders of the Company shall be required for any amendment (i) to increase the maximum number of shares that may be effectively granted as awards hereunder; (ii) to decrease the minimum exercise price per share of a stock option or SAR; or (iii) for which such approval is otherwise necessary to comply with Rule 16b-3 or any other applicable law, regulation, or listing requirement, or to qualify for an exemption or characterization that is deemed desirable by the Board.

XV.     WITHHOLDING TAXES

        The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver shares or securities of the Company upon exercise of a stock option or SAR, upon settlement of a performance award or DER, upon delivery of restricted stock or incentive shares, or upon exercise, settlement, or payment of any other award under the Plan, that the grantee of such award pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes. Any award under the Plan may provide by the grant that the grantee of such award may elect, in accordance with any applicable regulations of the Committee, to pay a portion or all of the amount of such minimum required or additional permitted withholding taxes in shares. The grantee shall authorize the Company to withhold, or shall agree to surrender back to the Company, on or about the date such withholding tax liability is determinable, shares previously owned by such grantee or a portion of the shares that were or otherwise would be distributed to such grantee pursuant to such award having a fair market value equal to the amount of such required or permitted withholding taxes to be paid in shares.

XVI.    NO RIGHTS CONFERRED

        Nothing contained therein will be deemed to give any eligible employee any right to receive an award under the Plan or to be retained in the employ or service of the Company or any affiliate.

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